SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 31, 2001

CSB Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

6 West Jackson Street, PO Box 232, Millersburg, Ohio	44654
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (330)674-9015

N/A

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

The Board of Directors of the Company, acting on the recommendation of the Audit Committee of the Board, dismissed the Company's auditor, Crowe, Chizek and Company LLP ("Crowe, Chizek"), following the date of completion of the audit of financial statements and reports for the year ended December 31, 2000, which shall be effective March 31, 2001.

The reports on the Company's financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years (ended December 31, 1999 and 2000) and from December 31, 2000 to the date of this Current Report, there were no disagreements with Crowe, Chizek on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure.

The Company, on February 28, 2001, engaged Clifton Gunderson LLP as the principal accountant of the Company to audit the Company's financial statements.

(c) Exhibits

Exhibit No.	Description
16	Letter from Former Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB BANCORP, INC.

Date: April 25, 2001	By: /s/C. James Bess
C. James Bess President and Chief Executive Officer

Exhibit 16

April 26, 2001

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read CSB Bancorp, Inc.'s statements included under Item 4 of its Form 8-K/A dated March 31, 2001 and we agree with such statements, except that we are not in a position to agree or disagree with CSB Bancorp, Inc.'s statements that (1) the change in auditors was recommended by the Audit Committee or that the Board of Directors determined to dismiss auditors on a date to be effective March 31, 2001 or (2) that CSB engaged Clifton Gunderson as independent auditors.

In addition, we are not aware of the existence of a condition required to be reported under Item 304(a)(1)(v) of Regulation S-K; therefore we take no position with respect to CSB Bancorp, Inc.'s statements contained in the fourth paragraph of Item 4.

/s/ Crowe, Chizek and Company LLP

Crowe, Chizek and Company LLP